FIRST BANCORP OF INDIANA, INC.
ANNOUNCES DATE OF ANNUAL MEETING

Evansville, Indiana - September 7, 2007. First Bancorp of Indiana, Inc. (Nasdaq: FBEI), the holding company for First Federal Savings Bank, announced today that the corporation’s annual meeting of shareholders will be held on Wednesday, November 21, 2007, at the corporate headquarters located at 5001 Davis Lant Drive, Evansville, Indiana, near the intersection of North Green River and Lynch roads, at 10:00 a.m. Stockholders of record as of the close of business on September 28, 2007, will be entitled to notice of and to vote at the annual meeting.

CONTACT: Michael H. Head, President and CEO, First Bancorp of Indiana, 812-492-8242.